EXHIBIT 10.5.8

CBL & ASSOCIATES PROPERTIES, INC.
2012 STOCK INCENTIVE PLAN

SECTION 1.        Purpose; Definitions.

(a)    Purpose. The purpose of the Plan is to give the Company a significant advantage in attracting, retaining and motivating officers, employees and non-employee directors of the Company and to provide the Company and its Subsidiaries with the ability to provide incentives more directly linked to the long term profitability of the Company's businesses and increases in stockholder value thereby strengthening the commitment of the Company's officers, employees and directors to the welfare of the Company and promoting an identity of interest between stockholders and the Company's officers, employees and directors.

The Plan is intended to replace the Second Amended and Restated CBL & Associates Properties, Inc. Stock Incentive Plan as adopted by the Board on May 4, 2010 and amended by Amendment Number 1 thereto on May 3, 2011 (the “Prior Plan”) in its entirety and no new awards shall be made under the Prior Plan on or after the effective date of this Plan.
(b)    Definitions. For purposes of the Plan, the following terms are defined as set forth below:
“Affiliate” means CBL & Associates Management, Inc., and any other corporation or other entity in which the Company has a substantial direct or indirect ownership interest, and designated by the Compensation Committee as such.
“Award” means awards/grants of Stock Option(s), Restricted Stock, Non-Employee Director Share(s), Non-Employee Director Stock Option(s) and/or any other stock based awards described in Section 7 below that is made pursuant to the terms of this Plan.
“Board” means the Board of Directors of the Company.
“Cause” has the meaning set forth in Section 5(a)(ix) below.
“Change in Control” shall mean the happening of any of the following events:
(i)An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common Stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, or members of the Company's management, or any combination thereof, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (IV) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

(ii)A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for the purposes of this definition, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (e.g., an election of directors involving a proxy solicitation subject to Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)The consummation of a Corporate Event as defined in Section 8(a) below; excluding, however, such a Corporate Event pursuant to which

(A)all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Event will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Event (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Event, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be;

(B)    no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Event) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Event or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Event; and

(C)    individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Event.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
“Commission” means the Securities and Exchange Commission or any successor agency.
“Common Stock” means common stock, par value $0.01 per share, of the Company.
“Company” means CBL & Associates Properties, Inc., Delaware corporation.
“Compensation Committee” means the Compensation Committee referred to in Section 2 below.
“Corporate Event” shall have the meaning ascribed to that term in Section 8(a) below.
“Date of Grant” means the date on which the granting of an Award is authorized or such other date as may be set forth in such authorization.
“Disability” means permanent and total disability as determined under procedures established by the Compensation Committee for purposes of the Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
“Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange or automated dealer quotation system on which the Common Stock is listed or traded.  If there is no regular public trading market for such Common Stock the Fair Market Value of the Common Stock shall be determined by the Compensation Committee in good faith.
“Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

“Mature Stock” shall have the meaning ascribed to that term in Section 5(a)(iv) below.
“Non-Employee Director Share” means a share of Common Stock granted to Non-Employee Directors as set forth in Section 12 below.
“Non-Employee Director Stock Option” means a Stock Option granted to Non-Employee Directors as set forth in Section 12 below.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Participant” shall mean any recipient of an Award under this Plan.
“Plan” means The 2012 CBL & Associates Properties, Inc. Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.
“Restricted Stock” means an Award granted under Section 6 below.
“Retirement” means retirement from active employment under a pension plan of the Company, any Subsidiary or Affiliate, or under an employment contract with any of them, or termination of employment at or after age 65 under circumstances which the Compensation Committee, in its sole discretion, deems equivalent to retirement.
“Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.
“Stock Option” or “Option” means an option granted under Section 5(a) below.
“Subsidiary” means a “subsidiary corporation” within the meaning of Section 424(f) of the Code.
“Termination of Employment” means the termination of the Participant's employment with the Company or any Subsidiary or Affiliate.  A Participant employed by a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary or Affiliate. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or Affiliate (or from a Subsidiary or Affiliate to the Company) shall not be deemed to have terminated employment or service with the Company , Subsidiary or Affiliate.
In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.        Administration.

The Plan shall be administered by the Compensation Committee of the Board as such is presently situated on the Effective Date and as it shall be constituted after the Effective Date throughout the term of this Plan (the “Compensation Committee”).  The Compensation Committee is required to be comprised of at least two individuals, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, (ii) an “outside director” pursuant to Section 162(m) of the Code, and (iii) an “independent director” under the rules of the principal securities exchange or automated quotation system on which the Common Stock is traded.  If at any time no Compensation Committee shall be in office, the functions of the Compensation Committee specified in the Plan shall be exercised by the Board or by such other committee of the Board to which such authority is assigned by resolution of the Board; provided any such other committee that shall be charged with the responsibility of exercising the functions of the Compensation Committee hereunder in the absence of the Compensation Committee shall be comprised of not less than two individuals who shall meet the requirements set forth above.
Subject to Section 13 hereof, the Compensation Committee shall have primary authority to grant Awards pursuant to the terms of the Plan to officers, employees and non-employee directors of the Company and its Subsidiaries and Affiliates.
Among other things, the Compensation Committee shall have the authority, subject to the terms of the Plan:
(a)to select the officers, employees and non-employee directors to whom Awards may from time to time be granted; provided that awards to non-employee directors shall be made only in accordance with Section 12 below;

(b)to determine whether and to what extent Awards are to be granted hereunder;

(c)to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)to determine the terms and conditions of any Award granted hereunder (including, but not limited to, subject to Section 5(a) below, the option price, any vesting restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Compensation Committee shall determine);

(e)to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to performance goals and measurements applicable to performance-based Awards pursuant to the terms of the Plan;

(f)to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

(g)to determine under what circumstances a Stock Option may be settled in cash or Common Stock under Section 5(a)(iv) below.

The Compensation Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.
The Compensation Committee may act with respect to the Plan only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Compensation Committee.
Any determination made by the Compensation Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Compensation Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter.  All decisions made by the Compensation Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants subject to Plan provisions, including but not limited to Section 13 below.
SECTION 3.        Common Stock Subject to Plan.

(a)    Number of Shares of Common Stock Available. Subject to Section 3(b) and 3(c), the total number of shares of Common Stock available for distribution pursuant to Awards under the Plan shall be 10,400,000 shares of Common Stock; provided that:
(i)     the maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted during the term of Plan shall not exceed 10,400,000; and
(ii)    the maximum number of shares of Common Stock with respect to which Awards may be granted to any one Participant during a calendar year shall not exceed 200,000.
Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.
If any shares of Common Stock subject to an Award are forfeited, if an Award otherwise terminates or expires without all of the shares of Common Stock covered by the Award being issued or if an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all of the shares of Common Stock subject to the Award (including shares not issued to satisfy withholding taxes or to satisfy the exercise price of an Award), such shares of Common Stock shall, to the extent of such forfeiture, termination, expiration, cash settlement or non-issuance, again be available for the grant of Awards under this Plan. In the event that any Option or other Award is exercised through the tendering of shares of Common Stock (either actually or by attestation), or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of shares of Common Stock (either actually or by attestation), then the shares so tendered shall be available for the grant of Awards under this Plan. Notwithstanding the foregoing, no shares of Common Stock may again be awarded if such action would cause an Incentive Stock Option to fail to meet the requirements for such Option under Section 422 of the Code.
(b)    Adjustments. Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards under the Plan, the number of shares of Stock subject to outstanding Awards and the maximum number of shares of Stock with respect to which any one person may be granted Options or stock appreciation rights during any year shall be subject to adjustment or substitution, as determined by the Compensation Committee, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Compensation Committee to be equitable:
(i)in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award; or

(ii)in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan; or

(iii)for any other reason which the Compensation Committee determines otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

Any adjustment to Incentive Stock Options under this Section 3(b) shall take into account that adjustments which constitute a "modification" within the meaning of Section 424(h)(3) of the Code may have an adverse tax impact on such Incentive Stock Options and the Compensation Committee may, in its sole discretion, provide for a different adjustment or no adjustment in order to preserve the tax effects of Incentive Stock Options.  Unless otherwise determined by the Compensation Committee, any adjustments or substitutions under this Section 3(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act and any such adjustments or substitutions shall be subject to the provisions of this Plan.  Further, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall, unless otherwise determined by the Compensation Committee, be made only to the extent that the Compensation Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code.  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
(c)    Substitution Awards; No Reduction in Exercise Price. Anything contained herein to the contrary notwithstanding, Awards may, in the Compensation Committee's discretion, be granted under this Plan (a “Substitution Award”) in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Subsidiaries or Affiliates. The terms and conditions of such Substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Compensation Committee may deem appropriate to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Substitute Awards granted hereunder shall not be counted toward the share limit imposed by Section 3.1(a), except to the extent the Compensation Committee determines that counting Substitute Awards is required for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Further, any shares available under a stockholder approved plan of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Subsidiaries or Affiliates, may be used for Awards under this Plan and shall not be counted toward the share limit imposed by Section 3.1(a), except to the extent otherwise required, and in accordance with any limitations prescribed, under the rules of the principal securities market on which the Company's shares are traded.
SECTION 4.        Eligibility.

Officers, employees and non-employee directors of the Company, its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its Subsidiaries and Affiliates are eligible to be granted Awards under the Plan. Except as expressly authorized by Section 12 of the Plan, however, no grant shall be made to a director who is not an officer or a salaried employee of the Company, its Subsidiaries and/or Affiliates.
SECTION 5.        Stock Options.

(a)    Stock Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options.  Any Stock Option granted under the Plan shall be in such form as the Compensation Committee may from time to time approve.

The Compensation Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.  Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries.  To the extent that any Stock Option is not designated as an Incentive

Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.
Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ.  An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option.  The grant of a Stock Option shall occur on the date the Compensation Committee selects an individual to be a Participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option.  The Company shall notify a Participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the Participant.  Such agreement or agreements shall become effective upon execution by the Participant.
Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under Section 422 of the Code.
Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Compensation Committee shall deem desirable:
(iv)Option Price.  The option price per share of Common Stock purchasable under a Stock Option (A) shall be determined by the Compensation Committee and set forth in the option agreement, (B) shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the Date of Grant and (C) in the case of an Incentive Stock Option granted to an optionee who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any subsidiary of the Company, shall not be less than 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the Date of Grant.

(v)Option Term.  The term of each Stock Option shall be fixed by the Compensation Committee, but (A) no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted and (B) no Incentive Stock Option granted to an optionee who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary shall be exercisable more than five years after the date the Stock Option is granted.

(vi)Exercisability.  Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Compensation Committee.  If the Compensation Committee provides that any Stock Option is exercisable only in installments, the Compensation Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the

Compensation Committee may determine.  In addition, the Compensation Committee may at any time, in whole or in part, accelerate the exercisability of any Stock Option.

Notwithstanding any other provision hereof, the aggregate Fair Market Value, determined on the date of award, of Common Stock with respect to which Incentive Stock Options are exercisable by an optionee for the first time during any calendar year under all stock option plans of the Company and any Subsidiary of the Company shall not exceed $100,000.
(iv)    Method of Exercise.  Subject to the provisions of this Section 5(a), Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.
The option price of Common Stock to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check, or such other instrument as the Company may accept) or, if and to the extent set forth in the option agreement, may also be paid by one or more of the following: (A) in the form of unrestricted Common Stock already owned by the optionee that meets the definition of “Mature Stock”, as defined below, based in any such instance on the Fair Market Value of the Common Stock on the date the Stock Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock may be authorized only at the time the Stock Option is granted; (B) by requesting the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the Stock Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price for all of the shares of Common Stock subject to such exercise; (C) by payment effected by an irrevocable instruction to a broker to deliver promptly to the Company cash equal to the option price of the Stock Option (a broker-assisted cashless exercise); or (D) by a combination thereof, in each case in the manner provided in the option agreement.
As noted above, the option price may be paid in shares of Common Stock owned by the optionee upon the exercise of a  Stock Option provided the shares of Common Stock so utilized meet the definition of “Mature Stock”.  For purposes hereof, the term “Mature Stock” shall mean (I) shares of unrestricted Common Stock that have been owned by the optionee for at least six (6) consecutive months prior to the date of the exercise of the  Stock Option wherein such shares are to be utilized to pay all or a portion of the Option Price; or  (II) shares of unrestricted Common Stock that were purchased by the optionee in an open-market transaction prior to the exercise of the  Stock Options wherein such shares are to be utilized to pay all or a portion of the Option Price.
(v)    Transferability of Stock Options.  No Stock Option shall be transferable by the optionee other than (A) by will or by the laws of descent and distribution or (B) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) or (C) by a gift to a “family member”, as herein defined.  All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee or by an alternate payee pursuant to such qualified domestic relations order or by the “family member” who is the donee of a gift, it being understood that the terms “holder” and “optionee” include the guardian, legal representative or family member donee of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or pursuant to a gift to a “family member”.  For purposes of this Plan, the term “family member” as relates to the optionee means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, including adoptive relationships, any person sharing the optionee's household (other than a tenant or employee), a trust in which these persons (or the optionee) control the management of the assets and any other entity in which these persons (or the optionee) own more than fifty percent of the voting interests.  No Stock Option may be transferred for value except for (I) transfers under a qualified domestic relations order in settlement of marital property rights; and (II) a transfer to an entity in which more than fifty percent of the voting interests are owned by “family members” (or the optionee) in exchange for an interest in that entity.  Notwithstanding the above definition of “family member” and prohibitions on transfers and exceptions thereto, the definition of “family member” and the prohibitions and exceptions to transfers shall be subject to the definitions thereof and restrictions set forth on Form S-8 Registration Statement Under the Securities Act of 1933 as such definitions and restrictions shall be revised, amended or replaced from time to time.
(vi)    Termination by Death.  If an optionee's employment with the Company, Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Compensation Committee may determine, for a period of one year (or such other period as the Compensation Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.  In the event of termination of employment due to death, if an Incentive Stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
(vii)    Termination by Reason of Disability.  If an optionee's employment with the Company, Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Compensation Committee may determine, for a period of three years (or such shorter period as the Compensation Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.  In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
(viii)    Termination by Reason of Retirement.  If an optionee's employment with the Company, Subsidiary or Affiliate terminates by reason of Retirement, any Non-Qualified Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Compensation Committee may determine, for a period of three years (or such shorter period as the Compensation Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Non-Qualified Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year (or such shorter) period, any unexercised Non-Qualified Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year-from the date of such death or until the expiration of the stated term of such Non-Qualified Stock Option, whichever period is the shorter.  In the event of termination of employment by reason of Retirement, an Incentive Stock Option may be exercised by the optionee to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Compensation Committee may determine, only within a period of three months thereafter or prior to the expiration of the stated term of such Incentive Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-month period, any unexercised Incentive Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Incentive Stock Option, whichever period is the shorter.
(ix)    Other Termination.  Unless otherwise determined by the Compensation Committee, if there occurs a Termination of Employment for any reason other than death, Disability, Retirement or Cause, any Stock Option held by such optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Compensation Committee may determine, may, if such Termination of Employment is without Cause, be exercised for the lesser of (A) in the case of a Non-Qualified Stock

Option, one year from the date of such Termination of Employment or the balance of such Stock Option's term and (B) in the case of an Incentive Stock Option, three months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such one-year or three-month period, any unexercised Stock Option held by such optionee shall notwithstanding the expiration of such one-year or three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.  In the event of Termination of Employment for Cause, any unexercised Stock Option held by such optionee shall expire immediately upon the giving to the optionee of notice of such Termination of Employment.  Unless otherwise determined by the Compensation Committee, for the purposes of the Plan, “Cause” shall mean (I) the conviction of the optionee for a felony under Federal law or the law of the state in action occurred, (II) dishonesty in the course of the optionee's employment duties or (III) willful and failure on the part of the optionee to perform his duties in any material respect.
(x)    Cashing Out of Stock Option.  On receipt of written notice of exercise and subject to confirmation of applicable accounting implications, the Compensation Committee may elect to cash out all or any part of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash out.
(xi)    Corporate Event Cash Out.  The provisions of Section 8 below shall be applicable in the event of a Corporate Event as defined therein.
(b)    No Reduction in Exercise Price; Extension of Exercise Period. Subject to Section 3(b), in no event may an Option be modified to reduce the exercise price of the Option or may an Option be cancelled or suspended in consideration for the grant of a new Option with a lower exercise price or for cash or another Award (other than in connection with a Substitute Award described in Section 3(c) or a Change in Control). Further, in no event may an outstanding Option be amended to extend the exercise period with respect to such Option beyond ten (10) years from original date of grant.
SECTION 6.        Restricted Stock.

(a)    Administration.  Restricted Stock may be awarded either alone, in addition to or in tandem with other Awards granted under the Plan.  The Compensation Committee shall determine the eligible persons to whom and the time or times at which Restricted Stock shall be awarded, the number of shares of Restricted Stock to be awarded, the number of shares of Restricted Stock to be awarded to any person, the duration of the period (the “Restrictions Period”) during which, and the conditions under which receipt of the Common Stock will be Restricted, and the other terms and conditions of the Award in addition to those set forth in Section 6(b).

The Compensation Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Compensation Committee shall determine, in its sole discretion.
The provisions of Restricted Stock awards need not be the same with respect to each recipient.
(b)    Terms and Conditions.  The shares of Restricted Stock awarded pursuant to this Section 6 may, in the sole discretion of the Compensation Committee, be subject to any of the following terms and conditions:
(i)    Subject to the provisions of this Plan and the Award agreement referred to in Section 6(b)(v) below, Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restrictions Period and a legend evidencing such restrictions shall, at the request of the Company or the Compensation Committee and upon such language as the Company or the Compensation Committee shall require, be inserted on any stock certificate or other document evidencing shares received under a Restricted Stock Award.  At the expiration of the Restrictions Period if such Participant has previously received stock certificates or other documents with the above-referenced legend thereon with respect to the referenced Restricted Stock Award, certificates or other documents for shares of Common Stock without such legend shall, within a reasonable time following the request of the Participant or his or her legal representative, be delivered to the Participant or his or her legal representative, by the Company's transfer agent in a number equal to the shares represented by the stock certificates or other documents previously received by such Participant with respect to the referenced Restricted Stock Award.
If the Participant has not received certificates or other documents representing his or her Restricted Stock Award by the end of the Restrictions Period, the Company shall, within a reasonable time following the request of the Participant or his or her legal representative, cause the Company's transfer agent to deliver to the Participant or his or her legal representative stock certificates or other documents, without the above-referenced legend appearing thereon, in a number equal to the number of shares with respect to the referenced Restricted Stock Award.
(ii)    Unless otherwise determined by the Compensation Committee at grant, amounts equal to any dividends declared during the Restrictions Period with respect to the number of shares covered by a Restricted Stock Award will be paid to the Participant currently, or deferred and deemed to be reinvested in additional Restricted Stock, or otherwise reinvested, all as determined at or after the time of the Award by the Compensation Committee or, if the Compensation

Committee determines to allow the Participant to make the election, at the election of the Participant.
(iii)    Subject to the provisions of the Award agreement and this Section 6, if a Participant's employment with the Company and any Subsidiary or Affiliate terminates for any reason during the Restrictions Period for a given Award, the Restricted Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Compensation Committee at grant.
(iv)    The Compensation Committee may, at or after grant, accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of such Award.
(v)    Each Restricted Stock Award shall be confirmed by, and subject to the terms of, a Restricted Stock agreement executed by the Company and the Participant.
(c)    Minimum Vesting Period. Except as provided in Section 7(b) below, Restricted Stock Awards that are granted under the Plan other than in lieu of cash compensation must provide for a vesting period of a minimum of three (3) years; provided that a vesting period of less than three (3) years, but at least one (1) year, shall be permitted if the restrictions period placed upon the Restricted Stock Award are performance based.
SECTION 7.        Other Stock-Based Awards

(a)    Other Stock-Based Grants. Subject to all other applicable provisions of this Plan, the Compensation Committee may grant any other stock or stock-related Awards (payable in cash, shares of Common Stock or a combination of both) to any eligible individual under this Plan that the Compensation Committee deems appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock awards, the bargain purchase of stock, stock bonuses and deferred compensation arrangements; provided, however, that such Awards do not include the repricing of Stock Options and are otherwise subject to all applicable terms and conditions of this Plan.  Any such benefits and any related agreements shall contain such terms and conditions as the Compensation Committee deems appropriate including, but not limited to the right to settle any stock appreciation right by use of Mature Shares of Common Stock. Such Awards and agreements need not be identical. With respect to any benefit under which shares of Common Stock are or may in the future be issued for consideration other than prior services, the amount of such consideration shall not be less than the amount (such as the par value of such shares) required to be received by the Company in order to comply with applicable state law.
(b)    Unrestricted Stock Awards. The Compensation Committee may grant shares of Common Stock in lieu of cash compensation, pursuant to a stock award program or otherwise, without imposing any minimum vesting or holding period on such

Common Stock. The Compensation Committee may also grant up to a maximum of 5% of the total shares available for grant under the Plan as set forth in Section 3(a) above, without imposing any minimum vesting or holding period on such Common Stock.
(c)    Dividends and Dividend Equivalents. Subject to such terms and conditions as the Compensation Committee may specify, the terms of an Award may provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to the shares of Common Stock covered by the Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or shares, as determined by the Compensation Committee. Notwithstanding the foregoing, any dividend or dividend equivalent payments relating to performance-based Awards which vest based on the achievement of one or more performance goals shall only be earned to the extent the performance goals are met with respect to the applicable Award to which such dividend or dividend equivalents relate.
(d)    Performance Awards. Any performance-based Award granted under this Plan shall be evidenced by an agreement which provides for the payment of cash or issuance of shares of Common Stock contingent upon the attainment of one or more specified performance goals over such period as the Compensation Committee may specify. The minimum performance period with respect to which such performance goals are measured shall be one year (pro-rated in the case of a new hires); except in the event of a Change in Control. For purposes of Section 3(a), a performance-based Award shall be deemed to cover a number of shares of Common Stock equal to the maximum number of shares that may be issued upon payment of such Award.
SECTION 8.        Changes in Company's Capital Structure.

(a)    Corporate Events.  Notwithstanding any provision in this Plan, in the event of any of the following:

(i)    The Company is merged or consolidated with another corporation or entity;

(ii)    All or substantially all of the assets of the Company or the Common Stock are acquired by another person or entity; or

(iii)    The reorganization or liquidation of the Company,

(each (i), (ii) and (iii) above, a “Corporate Event”) then, the Company shall require the successor corporation or parent thereof to assume such outstanding Awards; provided, however, the Compensation Committee may, in lieu of requiring such assumption, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and (x) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding Awards to a date at least ten days prior to the date of such Corporate Event and/or (y) provide that holders of Awards will receive a cash payment in respect of cancellation of their Awards in conjunction with the consummation of any Corporate Event based on the amount (if any) by which the per share consideration being paid for the Stock in connection with such Corporate Event exceeds any applicable exercise price.
For purposes of this Section 8, an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Event, each holder of an Award would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time; provided, that if such consideration received in the transaction is not solely equity securities of the successor entity, the Compensation Committee may, with the consent of the successor entity, provide for the consideration to be received upon exercise of the Award to be solely equity securities of the successor entity equal to the Fair Market Value of the per share consideration received by holders of Stock in the Corporate Event.
(b)    Effect of Change in Control. Except to the extent reflected in a particular Award agreement or as determined by the Compensation Committee, in the event of a Change in Control, notwithstanding any vesting schedule with respect to an Award of Options or Restricted Stock, such Option shall become immediately exercisable with respect to 100% of the shares subject to such Option, and the Restrictions Period shall expire immediately with respect to 100% of such shares of Restricted Stock.  In the event of a Change in Control, all other Awards shall become fully vested and or payable to the fullest extent of any Award or portion thereof that has not then expired and any restrictions with respect thereto shall expire.  The Compensation Committee shall have full authority and discretion to interpret this Section 8(b) and to implement any course of action with respect to any Award so as to satisfy the intent of this provision.  The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
SECTION 9.        Term, Amendment and Termination.

The Plan shall be effective on the date it is approved by the Company's stockholders (the “effective date”) and will terminate on the tenth (10th) anniversary of such the effective date, unless sooner terminated as hereafter provided. Any Awards that are outstanding upon termination of the Plan shall remain in force according to the terms of the Plan and the applicable Award agreement.
The Board may amend or terminate the Plan in any respect at any time; provided, however, the Board may not amend, alter or discontinue the Plan or an Award in such manner so as to impair the rights of any Participant under an Award theretofore granted without the Participant's consent except such an amendment made to cause the Award to qualify for the exemption provided by Exchange Act Rule 16b-3. If any proposed amendment to the Plan would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the aggregate number of securities that may be issued under the Plan, (iii) materially reduce the requirements as to eligibility for participation in the Plan or (iv) make any other change requiring stockholder approval under the rules of the New York Stock Exchange (or of any other national securities exchange or automated dealer quotation system on which the Common Stock may then be listed), then to the extent required by applicable law or deemed necessary or advisable by the Compensation Committee, such amendment shall be presented to the Company's stockholders for approval.  Notwithstanding the foregoing, however, the requirement that any such amendments to the Plan be presented to the Company's stockholders for approval shall not apply to such amendments as required by applicable law or to cause the Plan to comply with generally accepted accounting principles or to qualify for the exemption provided by Exchange Act Rule 16b-3.
Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.  Notwithstanding the above provisions, any changes or adjustments as described in Section 3(b) above may be made without stockholder approval.
SECTION 10.    Unfunded Status of Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation.  The Compensation Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Compensation Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.  Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
SECTION 11.        General Provisions.

(a)    Additional Provisions of an Award.  The Compensation Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof.  The certificates or other documents evidencing such shares may include any legend which the Compensation Committee deems appropriate to reflect any restrictions on transfer.  All certificates or other documents evidencing shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable Federal or state securities law, and the Compensation Committee may cause a legend or legends to be put on any such certificates or other documents to make appropriate reference to such restrictions.

(b)    Non-certificated Award; No Fractional Shares. Notwithstanding any provision in this Plan to the contrary, to the extent that this Plan or any Award agreement provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the shares are traded. No fractional shares shall be issued or delivered pursuant to this Plan or any Award. The Compensation Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional shares or whether any fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(c)    Privileges of Stock Ownership.  Except as otherwise provided in this Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares shall have been issued to such person.

(d)    Government and Other Regulations.  The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.  The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan.  If the shares of Common Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Common Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(e)    No Restriction on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(f)    No Employment Right or Claim.   The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.  No individual shall have any claim or right to be granted an Award under the Plan, or, having been selected for the grant of an Award, to be selected for the grant of any other Award.

(g)    Tax Withholding.   No later than the date as of which an amount first becomes subject to being included in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If so determined by the Compensation Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.  The Compensation Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Common Stock.

(h)    Payments to Persons Other Than Participants.  If any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Compensation Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Compensation Committee to be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Company therefor.

(i)    No Liability of Compensation Committee Members.  No member of the Compensation Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Compensation Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Compensation Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(j)    Reliance on Reports.  Each member of the Compensation Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent registered public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(k)    Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

(l)    Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(m)    Pronouns.  Masculine pronouns and other words of masculine gender shall refer to both men and women.

(n)    Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(o)    Other Procedures.  The Compensation Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

(p)    Governing Law.  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(q)    Section 409A of the Code. Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and each Award agreement under the Plan is intended to meet the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or payment, settlement or deferral thereof, is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to the additional tax or interest applicable under Section 409A of the Code. Moreover, notwithstanding anything in the Plan to the contrary, if a Participant is determined to be a “specified employee” (as defined in Section 409A of the Code) for the year in which the Participant terminates employment, any payment due under the Plan or an Award agreement that is not permitted to be paid on the date of such termination without the imposition of additional taxes, interest and penalties under Section 409A of the Code shall be paid on the first business day following the six-month anniversary of the Participant's date of termination or, if earlier, the Participant's death.

(r)    Clawback. Notwithstanding any provision in the Plan or in any Award agreement to the contrary, Awards granted under this Plan shall be subject to cancellation, forfeiture and recovery in accordance with any compensation recovery policy that may be adopted by the Company after the date hereof, including any compensation recovery policy adopted pursuant to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

(s)    Section 162(m) of the Code. Notwithstanding any other provision of this Plan to the contrary, with respect to any Award (other than an Option or stock appreciation right) granted to a “covered employee” within the meaning of Section 162(m) of the Code which is intended to satisfy the “performance-based compensation” exception set forth in Section 162(m)(4)(C) of the Code, such Award shall be conditioned on the achievement of one or more performance goals established by the Compensation Committee generally within 90 days of the commencement of the applicable performance period (provided that the outcome of the performance goals is substantially uncertain at the time the performance goals are established) and shall otherwise comply with the requirements of Section 162(m) of the Code. The Compensation Committee may not adjust upwards the amount of any such Award, nor may it waive the achievement of the applicable performance goals, except to the extent that Section 162(m) of the Code permits.

With respect to any Award intended to meet the “performance-based compensation” exception under Section 162(m) of the Code, the performance criteria shall be based upon one or more of the following: total shareholder return, achievement of balance sheet or income statement objectives; cash flow (including but not limited to operating cash flow and free cash flow); dividend payments; earnings (including before or after taxes, interest, depreciation, and amortization); earnings growth; earnings per share; funds from operations (“FFO”) as defined by the Company pursuant to applicable NAREIT standards; economic value added; expenses; improvement of financial ratings; internal rate of return; market share; net asset value; net income; margins (including but not limited to gross or net operating margins); net operating profit after taxes (“NOPAT”); sales growth; NOPAT growth; operating income; operating efficiency; pro forma income; regulatory compliance; other return measures (including but not limited to return on assets, designated assets, capital, committed capital, net capital employed, equity, sales, or stockholder equity, and return versus the Company's cost of capital); revenues; sales; stock price (including but not limited to growth measures and total stockholder return); comparison to stock market indices; implementation or completion of one or more projects or transactions; working capital; environment, health or safety measures; or operating measures.
Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Performance goals may be particular to a Participant or the department, branch, employer, or division in which the Participant works, or may be based on the performance of the Company, one or more of its Subsidiaries or Affiliates, or a department, branch or division of the Company or one or more its Subsidiaries or Affiliates, and may cover such period as the Compensation Committee may specify.

(t)    Foreign Participants. Without amendment of this Plan, the Compensation Committee may grant Awards to Participants who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Compensation Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Compensation Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Subsidiaries or Affiliates operates or has employees.
SECTION 12.    Non-Employee Director Stock Options and Non-Employee Director Shares.

(a)    Each director of the Company who is not otherwise an employee of the Company or any Subsidiary or Affiliate from and after the effective date of the Plan (a “Non-Employee Director”) shall, on each December 31 during such Non-Employee Director's term, automatically be granted, in the discretion of the Board, either:

(i)    Non-Qualified Stock Options to purchase 1,000 shares of Common Stock having an exercise price per share equal to 100% of the Fair Market value of the Common Stock at the Date of Grant of such Non-Qualified Stock Option or

(ii)    Non-Employee Director Shares, as defined below, in an amount not to exceed 2,500 shares of Non-Employee Director Shares per grant per year.

Each such Non-Employee Director, upon joining the Board, shall also be awarded 1,000 shares of Common Stock (such initial grant of Common Stock and shares of Common Stock awarded pursuant to Subsection (ii) of this Section 13 are herein referred to as “Non-Employee Director Shares”).  Non-Employee Director Shares shall be fully vested upon grant, but may not be sold, pledged, or otherwise transferred in any manner during a Non-Employee Director's term. Upon a Non-Employee Director ceasing to be a member of the Board, all transfer restrictions concerning such Non-Employee Director Shares shall immediately be removed, and such shares shall thereupon be freely transferrable by the Non-Employee Director or by his or her estate or legal representative, as applicable.  The Compensation Committee may require that such shares bear an appropriate legend evidencing such transfer restrictions.  The Compensation Committee may determine to grant the Awards set forth above on January 1 of a year (or the first trading day thereof) in lieu of December 31.
(b)    A Non-Employee Director Stock Option or Award of additional Non-Employee Director Shares shall be granted hereunder only if as of each Date of Grant (or, in the case of any initial grant, from and after the effective date of the Plan) the Non-Employee Director (i) is not otherwise an employee of the Company or any Subsidiary or Affiliate, (ii) has not been an employee of the Company or any Subsidiary or Affiliate for any part of the preceding fiscal year and (iii) has served on the Board continuously since the commencement of his term.

(c)    Each holder of a Stock Option granted pursuant to this Section 12 shall also have the rights specified in Section 5(a).
(d)    In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all Non-Employee Directors entitled to a grant on such date shall share ratably in the number of options on shares available for grant under the Plan and/or shall share ratably in the number of shares available for grant under the Plan.
(e)    Except as expressly provided in this Section 12, any Stock Option granted hereunder shall be subject to the terms and conditions of the Plan as if the grant were made pursuant to Section 5(a) hereof.
(f)    Awards granted under this Section 12 shall be subject to any applicable restrictions set forth in Section 13 below.
SECTION 13.    Award Limitations.

Any provision of this Plan to the contrary notwithstanding, in no event shall any Awards be made, and in no event shall any Option be granted or exercised, if the grant or exercise of such Award or Option would result in a violation of the Common Stock ownership limits or any other requirements necessary for qualification of the Company as a “real estate investment trust” for federal income tax purposes.  For purposes of the Plan, in determining whether such limits would be violated, Participants shall be deemed to own beneficially any shares of Common Stock subject to unexercised Options, whether or not vested.  Any such Award or grant or exercise of Options, if made, shall be null and void and shall have no legal effect.  In addition, the Plan and any Awards or Options granted hereunder shall be subject in all events to, and shall in no event violate (i) the “Ownership Limit” as set forth in the Company's Amended and Restated Certificate of Incorporation, as amended from time to time, (ii) the provisions of any applicable rule or regulation of the Securities and Exchange Commission, the New York Stock Exchange and/or such other exchange or automated quotation system upon which the Company's stock may be traded or (iii) any provision of any federal or state law, rule or regulation.

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